UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2015 (October 23, 2015)

New Residential Investment Corp.

 (Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation)

001-35777	45-3449660
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 479-3150

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Seventh Amended and Restated Indenture

On October 23, 2015, New Residential Investment Corp., HLSS Servicer Advance Receivables Trust (the “Issuer”), Deutsche Bank National Trust Company, HLSS Holdings, LLC, Ocwen Loan Servicing, LLC (“Ocwen”), Credit Suisse AG, New York Branch, Barclays Bank PLC, Wells Fargo Securities, LLC and certain other parties entered into a Seventh Amended and Restated Indenture (the “Restated Indenture”), which amended and restated in its entirety the Sixth Amended and Restated Indenture, dated January 17, 2014 (as amended, the “Prior Indenture”). A copy of the Restated Indenture is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated by reference herein.

The Restated Indenture amended the Prior Indenture to, among other things:

(i)	enable the Issuer to voluntarily prepay all or part of any outstanding balances of variable funding notes prior to their maturity dates;

(ii)	enable the Issuer to draw funds on additional dates each month and without pledging additional collateral, subject to certain standard funding conditions;

(iii)	remove the amortization event relating to a change of control of Ocwen;

(iv)	remove delays to an event of default occurring if any class of variable funding notes is not repaid in full after the maximum allowable balance for the class has been reduced to zero;

(v)	remove the event of default relating to a cross-default of Ocwen; and

(vi)	remove the event of default relating to a monetary judgment against Ocwen by a court or regulatory body.

The Restated Indenture increases the Issuer’s flexibility to voluntarily prepay outstanding note balances or draw additional funds, clarifies the Issuer’s repayment obligation when borrowing capacity is reduced, and reduces default risk related to Ocwen.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Seventh Amended and Restated Indenture, dated October 23, 2015, by and among HLSS Servicer Advance Receivables Trust, Deutsche Bank National Trust Company, HLSS Holdings, LLC, Ocwen Loan Servicing, LLC, New Residential Investment Corp, Barclays Bank PLC, Wells Fargo Securities, LLC and Credit Suisse AG, New York Branch, and acknowledged and agreed to by certain other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP.
(Registrant)

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer

Date: October 29, 2015